Exhibit 99.2
IdleAire CIO Retires
KNOXVILLE, TENN – January 30, 2008 — Tom Badgett, IdleAire Technologies Corporation’s (“IdleAire”) chief information officer (CIO), secretary and company co-founder, announced his retirement on January 29. He will continue to be available to assist in the transition on a day-to-day basis until April 14.
Badgett cited personal reasons for the decision, and not any disagreement with company management or the board of directors.
As a co-founder and talented public speaker, Badgett has represented IdleAire in public forums around the country, in addition to his CIO duties. The prolific technical writer has published over 60 books on computer and travel subjects through such major publishing companies as IDG, Bantam, John Wiley & Sons, and Scott-Foresman. He served as Technical Editor at a number of Ziff-Davis magazines, including PCjr, Computers and Electronics, and PC Networking and was Managing Editor at IBM Systems and Strategies. He managed the editing team for the online publishing group at McGraw Hill’s DataPro Corporation and was technical editor for IDG’s Digital News. In addition, Badgett was a former Knoxville television news anchor, a University of Tennessee graduate (BA 1969 English and Spanish Language, MA 1972 in Documentary Film), and co-founder of successful Knoxville-based Internet service provider U.S. Internet, now part of Earthlink.
IdleAire Chairman and CEO Mike Crabtree described Badgett as “one of those innovative thinkers, communicators and entrepreneurs,” who was “crucial in helping establish the technology foundation and software development necessary for the company’s deployment of a large-scale nationwide network of locations, as well as an eloquent ambassador for IdleAire with wide-ranging audiences coast-to-coast. As a longtime friend and business associate, we will miss Tom, but we also understand that after nearly eight years at IdleAire and six years at U.S. Internet his family deserves some quality time.”
Crabtree said Badgett’s responsibilities are being consolidated under other areas of the company “as part of an overall company re-alignment inevitable in the evolution of a fast growing, nationwide company, to reduce costs, streamline operations and meet future growth needs.”
About IdleAire
IdleAire Technologies Corporation is the leading provider of comprehensive in-cab idle-reduction services to the heavy-duty trucking industry. IdleAire’s Advanced Travel

January 30, 2008
Center Electrification® (ATE) services include heating, ventilation and air conditioning, or HVAC, electric power, Internet access, satellite television, telephone, and remote delivery of computer-based driver safety and training courses. IdleAire is committed to developing a nationwide network of locations and building value for its stakeholders. IdleAire provides its ATE services at travel centers and fleet terminals throughout the continental United States.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our expected business outlook, anticipated financial and operating results, our business strategy and means to implement the strategy, our objectives, the amount and timing of capital expenditures, the likelihood of our success in expanding our business, financing plans, budgets, and working capital needs and sources of liquidity, which involve risks and uncertainties that cannot be predicted or quantified, and consequently, actual results may differ materially from those expressed or implied herein. Such risks and uncertainties include, but are not limited to, demand and utilization of our ATE systems, the number of parking spaces and locations we expect to install, competition, the seasonal nature of our business, economic conditions, regulatory matters, litigation, our negotiation of agreements with third parties and other risks described from time to time in our filings with the Securities and Exchange Commission. In addition, construction projects such as the rollout of our ATE system entail significant risks, including local building permit approval, shortages of materials or skilled labor, dependence on third party electrical power and telecommunications providers, unforeseen regulatory problems, work stoppages, weather interference, and unanticipated cost increases. There can be no assurance that construction commitments will be met. All forward-looking statements are based on our current expectations about future events.
Contact:
John Doty (865) 437-3659
Media Relations, IdleAire Technologies Corporation
James H. Price (865) 437-3640
Investor Relations, IdleAire Technologies Corporation
Source: IdleAire Technologies Corporation